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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 20, 1999


                          FLASHNET COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


               TEXAS                    000-25477              75-2614852
  (State or other jurisdiction of   (Commission File          (IRS Employer
  incorporation or organization)         Number)         Identification Number)

  1812 N. FOREST PARK BLVD., FORT WORTH, TX                      76102
  (Address of principal executive offices)                     (Zip Code)

       (Registrant's telephone number, including area code) (817) 820-0068

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On August 20, 1999, FlashNet Communications, Inc. (the "Company") dismissed Deloitte & Touche LLP as its independent accountants and appointed Ernst & Young LLP as auditors of the Company for the year ending December 31, 1999. The Audit Committee of the Company's Board of Directors recommended the change in independent accountants and the change was approved by the Board of Directors.

     Deloitte & Touche LLP's reports on the financial statements for the two most recent fiscal years ended December 31, 1997 and 1998, did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to audit scope or accounting principles. The audit report for the year ended December 31, 1997 contained an explanatory paragraph describing the uncertainty as to the ability of the Company to continue operating as a going concern. The audit report for the year ended December 31, 1998, however, did not contain an explanatory paragraph referring to such uncertainty. Furthermore, during the two most recent years and through August 20, 1999, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused that firm to make reference to the subject matter of such disagreements in connection with their reports.

     The Company has requested Deloitte & Touche LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated August 20, 1999, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.  EXHIBITS

     Exhibit Number and Description

     16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 FLASHNET COMMUNICATIONS, INC.
                                 -----------------------------
                                          (Registrant)



Date:  August 20, 1999           /s/ ANDREW N. JENT
       --------------------      ----------------------------
                                 Andrew N. Jent
                                 Executive Vice President and
                                 Chief Financial Officer